EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2026 RESULTS

– Net Income Per Fully Diluted Share of $0.02 –
– Core FFO Per Fully Diluted Share of $0.20 –
– Leased Over 189,000 Square Feet –
– Completed Disposition of 1359 Broadway for $217.5M –
– Repurchased $85.8 million of Common Stock –
– Increases 2026 Core FFO Range –

New York, New York, November 2, 2026 – Empire State Realty Trust, Inc. (NYSE: ESRT) owns and operates a New York City portfolio of well-leased, top of tier, office, retail, and multifamily assets. ESRT’s Empire State Building features an Observation Deck. The Company is a recognized leader in sustainability. Today the Company reported its operational and financial results for the third quarter of 2026. All per share amounts are on a fully diluted basis, where applicable.

Third Quarter and Recent Highlights
•Net Income of $0.02 per share.
•Core Funds From Operations (“Core FFO”) of $0.20 per share.
•Same-Store Property Cash Net Operating Income (“NOI”), excluding lease termination fees, increased 0.5% year-over-year. The increase was primarily attributed to increases in tenant reimbursement income and insurance recoveries. This was partially offset by operating expense growth and the approximate $2 million year-over-year revenue decline from the previously disclosed FDIC expiration, which was pre-leased. Adjusted for FDIC and $1.2 million of third quarter 2026 non-recurring items, year-over-year Same-Store Property Cash NOI increased by 1.9%.
•The total commercial portfolio1,2 was 95.6% leased and 92.3% occupied as of September 30, 2026.
•Signed 189,477 rentable square feet of commercial leases, inclusive of 170,608 rentable square feet of office leases.
•In the office portfolio, blended leasing spreads were +9.9%, the 21st consecutive quarter of positive leasing spreads.
•Empire State Building Observation Deck generated NOI of $15.6 million. There is no change to the framework introduced in the second quarter of $55 million of NOI for 2026. Visitation continued to be weak.
•Subsequent to quarter-end, completed the disposition of 1359 Broadway for $217.5 million. Starting in late July, the Company began to redeploy the proceeds towards share repurchases and will also use proceeds to paydown debt. Further, the previously executed acquisition of the land underlying 111 West 33rd Street and 1400 Broadway in the second quarter was used as a partial 1031 replacement asset for the disposition of 1359 Broadway.
•Since its second quarter earnings call through November 2, 2026, the Company acquired $85.8 million of its shares.
•Achieved the highest GRESB Management Score for All Companies in the Americas for the second consecutive year.

Property Operations

As of September 30, 2026, the Company’s commercial portfolio was occupied and leased as shown below1.

	September 30, 2026[2,3,4]	June 30, 2026[3,4]	September 30, 2025[3]
Percent occupied:
Total commercial portfolio	92.3%	89.4%	90.0%
Office	91.9%	89.1%	89.7%
Retail	96.6%	92.8%	92.8%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	95.6%	94.9%	92.6%
Office	95.5%	94.8%	92.4%
Retail	96.8%	95.9%	94.7%
Total multifamily portfolio	97.1%	97.7%	98.6%
1 Excludes approximately 15,000 square feet of retail space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, that was not yet stabilized at the end of the quarter, and approximately 22,000 square feet of retail space related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.
2 Excludes 457,000 square feet of office space and 29,000 square feet of retail space related to 1359 Broadway, which was sold subsequent to quarter-end.
3 All occupancy and leased percentages exclude broadcasting and storage space.
4 Occupancy and leased percentages for September 30, 2026 exclude Metro Center, which was sold during the fourth quarter 2025, 250 West 57th Street, which was sold during the second quarter 2026, and 1359 Broadway, which was sold subsequent to quarter-end. Occupancy and leased percentages for June 30, 2026 exclude Metro Center and 250 West 57th Street.
Leasing

The tables that follow summarize leasing activity for the third quarter of 2026. The Company signed 27 leases which totaled 189,477 square feet with an average lease duration of 8.1 years. Average lease duration was 9.5 years for new leases executed in the third quarter.

Total Portfolio

Total Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
Office	21	170,608	$73.12	9.9%
Retail	6	18,869	$221.79	(13.9)%
Total Overall	27	189,477	$87.93	2.8%

Office Portfolio

Office Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
New Office	15	125,239	$73.37	16.2%
Renewal Office	6	45,369	$72.43	(4.5)%
Total Office	21	170,608	$73.12	9.9%

Leasing Activity Highlights
•10.8-year 28,914 square foot new office lease with Octaura Holdings at 111 West 33rd Street.
•12.4-year 15,157 square foot expansion office lease with Corgan Associates at The Empire State Building.
•11.0-year 13,459 square foot new office lease with Zenyth Advisors at The Empire State Building.

Capital Allocation
Subsequent to quarter-end, completed the disposition of 1359 Broadway for $217.5 million. Starting in late July, the Company began to redeploy the proceeds towards share repurchases and will also use proceeds to paydown debt. Further, the previously executed acquisition of the land underlying 111 West 33rd Street and 1400 Broadway in the second quarter was used as a partial 1031 replacement asset for the disposition of 1359 Broadway.

Since its second quarter earnings call through November 2, 2026, the Company acquired $85.8 million of its shares at a weighted average price of $4.56 per share. This brings aggregate share repurchases to approximately $387.7 million since March 2020.

Balance Sheet
The Company had $0.6 billion of total liquidity as of September 30, 2026, which was comprised of $85 million of cash, plus $520 million available under its revolving credit facility. At September 30, 2026, the Company had total debt outstanding of approximately $2.2 billion at a weighted average interest rate of 4.78%. At September 30, 2026, the Company’s ratio of net debt to adjusted EBITDA was 6.7x.

As previously announced, in the third quarter, the Company closed on a $245 million unsecured delayed draw term loan that matures in 2032. Term loan proceeds are expected to be drawn in January 2027 and used to repay existing debt. The Company has no unaddressed debt maturity until March 2029.

Dividend

On September 30, 2026, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the third quarter of 2026 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On September 30, 2026, the Company paid a quarterly preferred dividend of $0.15 and $0.175 per unit for the third quarter of 2026 to holders of the Operating Partnership’s Series 2014 and 2019 private perpetual preferred units, respectively.

2026 Core FFO

The table below presents a range of potential Core FFO per share outcomes based on key building blocks for the property business and the Observation Deck. These outcomes exclude the impact of any significant future lease termination fee income or unannounced acquisition, disposition or other capital markets activity. There is no change to the framework introduced in the second quarter of $55 Million of NOI for the Empire State Building’s Observation Deck.

Key Items	2026 Core FFO		Comments
Earnings	Nov. 2026	July 2026
Core FFO Per Fully Diluted Share	$0.77 to $0.80	$0.75 to $0.79	• Includes capital markets transactions, inclusive of share repurchases to date and sale of 1359 Broadway
Property Guidance Assumptions
Commercial Occupancy at year-end	90% to 92%	90% to 92%	• Incorporates temporary downtime for pre-leased space
SS Property Cash NOI (excluding lease termination fees)	+1.75% to +2.25%	-1.5% to +2.0%	• Incorporates higher than expected year-to-date results, driven primarily by non-recurring items; Assumes a ~4.0% to 6.0% y/y increase in operating expenses and real estate taxes largely offset by tenant reimbursement income
Observation Deck
Observation Deck NOI Utilized	$55M	$55M	• No change to framework introduced in 2Q

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.30	$0.33
Add:
Real Estate Depreciation & Amortization	0.70	0.70
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.88	0.88
FFO Attributable to Common Stockholders and the Operating Partnership	$0.10	$0.13
Add:
Severance Expense	0.02	0.02
Amortization of Below Market Ground Lease	0.02	0.02
Goodwill Impairment Charge	0.63	0.63
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.77	$0.80

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, performance of the Observation Deck (including tourism levels, currency and geopolitical impacts, weather and competition), our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Tuesday, November 3, 2026 at 12:00 pm Eastern time.

The webcast will be available in the “Investors” section of ESRT’s website. To listen to the live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until November 17, 2026, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13762456.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust
Empire State Realty Trust, Inc. (NYSE: ESRT) owns and operates a New York City portfolio of well-leased, top of tier, office, retail, and multifamily assets. ESRT’s Empire State Building features an Observation Deck. The Company is a recognized leader in sustainability. As of November 2, 2026, ESRT’s portfolio is comprised of approximately 7.7 million rentable square feet of commercial space and three residential properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can generally be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “estimate,” “may,” “will,” “should,” “would,” and similar expressions.

Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: economic and market conditions (including the impact of catastrophic events, pandemics, extreme weather, terrorism, armed hostilities, cybersecurity threats and other technology disruptions); increased costs due to tariffs or other economic factors; changes in the New York City office, retail, multifamily and tourism markets (including changes in the use of office space and remote work); leasing activity, tenant defaults, early terminations and renewals, occupancy levels and rental rates; performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition); interest rate volatility and capital markets conditions, including our ability to refinance, restructure or extend indebtedness; real estate valuation declines and potential impairment charges; our ability to execute capital projects and complete acquisitions on acceptable terms; risks relating to governmental regulation, environmental and climate-related requirements (including Local Law 97), and our ability to achieve sustainability goals and metrics; risks relating to our ground lease; our ability to maintain our qualification as a REIT; potential taxable gain arising from transactions structured to qualify under Section 1031; legal proceedings; and risks relating to our disclosure controls and internal control over financial reporting. For a discussion of these and other factors, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Contact: Investors and Media
Empire State Realty Trust Investor Relations
(212) 850-2678
IR@esrtreit.com

Empire State Realty Trust, Inc.
Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2026	2025
Revenues
Rental revenue	$161,966	$158,410
Observatory revenue	26,808	36,037
Lease termination fees	—	—
Third-party management and other fees	277	404
Other revenue and fees	4,002	2,879
Total revenues	193,053	197,730
Operating expenses
Property operating expenses	46,497	46,957
Ground rent expenses	447	2,331
General and administrative expenses	17,174	18,743
Observatory expenses	11,204	9,510
Real estate taxes	35,259	33,241
Depreciation and amortization	46,661	47,615
Total operating expenses	157,242	158,397
Total operating income	35,811	39,333
Other income (expense):
Interest income	967	1,146
Interest expense	(27,883)	(25,189)
Loss on disposition of property	(1,125)	—
Income before income taxes	7,770	15,290
Income tax expense	(1,875)	(1,645)
Net income	5,895	13,645
Non-controlling interest in the Operating Partnership	(1,763)	(4,610)
Preferred unit distributions	(1,050)	(1,050)
Net income attributable to common stockholders	$3,082	$7,985
Total weighted average shares
Basic	171,157	169,250
Diluted	270,115	270,357
Earnings per share attributable to common stockholders
Basic	$0.02	$0.05
Diluted	$0.02	$0.05

Empire State Realty Trust, Inc.
Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2026	2025
Revenues
Rental revenue	$493,237	$466,492
Observatory revenue	69,543	93,097
Lease termination fees	1,356	464
Third-party management and other fees	822	1,243
Other revenue and fees	15,319	7,750
Total revenues	580,277	569,046
Operating expenses
Property operating expenses	142,015	136,897
Ground rent expenses	4,284	6,994
General and administrative expenses	60,390	54,368
Observatory expenses	30,867	27,450
Real estate taxes	102,784	98,898
Goodwill impairment charge	166,113	—
Depreciation and amortization	147,269	144,196
Total operating expenses	653,722	468,803
Total operating income (loss)	(73,445)	100,243
Other income (expense):
Interest income	3,155	6,799
Interest expense	(83,825)	(77,253)
Interest expense associated with property in receivership	—	(647)
Gain on disposition of property	123,497	13,170
Income (Loss) before income taxes	(30,618)	42,312
Income tax expense	(46)	(1,504)
Net income (loss)	(30,664)	40,808
Non-controlling interest in the Operating Partnership	12,309	(13,933)
Preferred unit distributions	(3,151)	(3,151)
Net income (loss) attributable to common stockholders	$(21,506)	$23,724
Total weighted average shares
Basic	171,073	168,103
Diluted	268,936	269,945
Earnings (Loss) per share attributable to common stockholders
Basic	$(0.13)	$0.14
Diluted	$(0.13)	$0.14

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2026	2025

Net income	$5,895	$13,645
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	45,700	46,741
Loss on disposition of property	1,125	—
FFO attributable to common stockholders and Operating Partnership units	51,670	59,336

Amortization of below-market ground leases	426	1,957
Modified FFO attributable to common stockholders and Operating Partnership units	52,096	61,293

Severance expenses[4]	637	—
Core FFO attributable to common stockholders and Operating Partnership units	$52,733	$61,293

Total weighted average shares and Operating Partnership units
Basic	269,064	266,963
Diluted	270,115	270,357

FFO per share
Basic	$0.19	$0.22
Diluted	$0.19	$0.22

Modified FFO per share
Basic	$0.19	$0.23
Diluted	$0.19	$0.23

Core FFO per share
Basic	$0.20	$0.23
Diluted	$0.20	$0.23

4 Included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Empire State Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2026	2025

Net income (loss)	$(30,664)	$40,808
Preferred unit distributions	(3,151)	(3,151)
Real estate depreciation and amortization	144,455	141,533
Gain on disposition of property	(123,497)	(13,170)
FFO attributable to common stockholders and Operating Partnership units	(12,857)	166,020

Amortization of below-market ground leases	3,633	5,873
Modified FFO attributable to common stockholders and Operating Partnership units	(9,224)	171,893

Interest expense associated with property in receivership	—	647
Severance expenses[5]	6,173	—
Goodwill impairment charge	166,113	—
Core FFO attributable to common stockholders and Operating Partnership units	$163,062	$172,540

Total weighted average shares and Operating Partnership units
Basic	268,936	266,978
Diluted	268,936	269,945

FFO per share
Basic	$(0.05)	$0.62
Diluted	$(0.05)	$0.62

Modified FFO per share
Basic	$(0.03)	$0.64
Diluted	$(0.03)	$0.64

Core FFO per share
Basic	$0.61	$0.65
Diluted	$0.61	$0.64

5 Included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI
(unaudited and amounts in thousands)

	Three Months Ended September 30,
	2026	2025

Net income	$5,895	$13,645
Add:
General and administrative expenses	17,174	18,743
Depreciation and amortization	46,661	47,615
Interest expense	27,883	25,189
Income tax expense	1,875	1,645
Loss on disposition of property	1,125	—
Less:
Third-party management and other fees	(277)	(404)
Interest income	(967)	(1,146)
Net operating income	99,369	105,287
Straight-line rent	(7,287)	(4,688)
Above/below-market rent revenue amortization	(394)	(821)
Amortization of below-market ground leases	426	1,957
Total cash NOI - including Observatory and lease termination fees	92,114	101,735
Less: Observatory NOI	(15,604)	(26,527)
Less: cash NOI from non-Same Store properties	(9,843)	(8,882)
Total Same Store property cash NOI - including lease termination fees	66,667	66,326
Less: Lease termination fees	—	—
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$66,667	$66,326

Observatory NOI
(unaudited and amounts in thousands)

	Three Months Ended September 30,
	2026	2025

Observatory revenue	$26,808	$36,037
Observatory expenses	11,204	9,510
Observatory NOI, excluding intercompany rent[6]	$15,604	$26,527

6 The Observatory pays a market-based rent comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation. For the three months ended September 30, 2026 and September 30, 2025, the intercompany rent expense was $12,458 and $20,185, respectively.

Empire State Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Cash NOI and Same Store Cash NOI
(unaudited and amounts in thousands)

	Nine Months Ended September 30,
	2026	2025

Net income (loss)	$(30,664)	$40,808
Add:
General and administrative expenses	60,390	54,368
Depreciation and amortization	147,269	144,196
Interest expense	83,825	77,253
Interest expense associated with property in receivership	—	647
Goodwill impairment charge	166,113	—
Income tax expense	46	1,504
Less:
Gain on disposition of property	(123,497)	(13,170)
Third-party management and other fees	(822)	(1,243)
Interest income	(3,155)	(6,799)
Net operating income	299,505	297,564
Straight-line rent	(26,836)	(13,719)
Above/below-market rent revenue amortization	(1,448)	(2,459)
Amortization of below-market ground leases	3,633	5,873
Total cash NOI - including Observatory and lease termination fees	274,854	287,259
Less: Observatory NOI	(38,676)	(65,647)
Less: cash NOI from non-Same Store properties	(37,082)	(28,543)
Total Same Store property cash NOI - including lease termination fees	199,096	193,069
Less: Lease termination fees	(1,356)	(464)
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$197,740	$192,605

Observatory NOI
(unaudited and amounts in thousands)

	Nine Months Ended September 30,
	2026	2025

Observatory revenue	$69,543	$93,097
Observatory expenses	30,867	27,450
Observatory NOI, excluding intercompany rent[7]	$38,676	$65,647

7 The Observatory pays a market-based rent comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation. For the nine months ended September 30, 2026 and September 30, 2025, the intercompany rent expense was $40,050 and $56,011, respectively.

Empire State Realty Trust, Inc.
Consolidated Balance Sheets
(unaudited and amounts in thousands)

	September 30, 2026	December 31, 2025
Assets
Real estate properties, at cost	$4,379,157	$4,205,907
Less: accumulated depreciation	(1,317,560)	(1,366,829)
Real estate properties, net	3,061,597	2,839,078
Assets held for sale [8]	83,095	—
Cash and cash equivalents	85,257	132,657
Restricted cash	34,449	33,854
Tenant and other receivables	25,685	22,063
Deferred rent receivables	249,227	255,270
Prepaid expenses and other assets	82,363	93,355
Deferred costs, net	249,252	267,682
Right-of-use assets, including below-market ground leases, net	41,647	333,523
Goodwill	325,366	491,479
Total assets	$4,237,938	$4,468,961

Liabilities and equity
Mortgage notes payable, net	$442,399	$619,269
Senior unsecured notes, net	1,345,391	1,270,668
Unsecured term loan facility, net	337,307	336,794
Unsecured revolving credit facility	100,000	145,000
Accounts payable and accrued expenses	107,376	120,150
Acquired below market leases, net	34,892	39,767
Ground lease liabilities	1,052	27,944
Deferred revenue and other liabilities	55,970	59,901
Tenants’ security deposits	28,017	27,276
Liabilities related to assets held for sale[8]	5,633	—
Total liabilities	2,458,037	2,646,769
Total equity	1,779,901	1,822,192
Total liabilities and equity	$4,237,938	$4,468,961

8 Assets held for sale consist of 1359 Broadway, which was sold subsequent to quarter-end.